POWER OF ATTORNEY

For Executing Forms 3, 4, and 5

 Know all by these presents, that the

undersigned hereby constitutes and appoints

each of Kevin P. Reilly, Jr., Keith A. Istre,

James R. McIlwain, Esq., George Ticknor, Esq.,

and Matthew J. Gardella, Esq., or any of them

signing singly, and with full power of

substitution, the undersigned's true and lawful

attorney-in-fact to:

(1) prepare, execute in the undersigned's

name and on the undersigned's behalf, and

submit to the U.S. Securities and Exchange

Commission (the "SEC") a Form ID, including

amendments thereto, authentication documents,

and any other documents necessary or

appropriate to obtain codes and passwords

enabling the undersigned to make electronic

filings with the SEC of reports required by

Section 16(a) of the Securities Exchange Act of

1934 or any rule or regulation of the SEC;

(2) execute for and on behalf of the

undersigned, in the undersigned's capacity as a

director and/or executive officer and/or ten

percent stockholder of Lamar Advertising

Company the "Company"), Forms 3, 4, and 5 in

accordance with Section 16(a) of the Securities

Exchange Act of 1934 and the rules thereunder;

(3) do and perform any and all acts for and

on behalf of the undersigned which may be

necessary or desirable to complete and execute

any such Form 3, 4, or 5, complete and execute

any amendment or amendments thereto, and timely

file such form with the SEC and any stock

exchange or similar authority; and

(4) take any other action of any type

whatsoever in connection with the foregoing

which, in the opinion of such attorney-in-fact,

may be of benefit to, in the best interest of,

or legally required by, the undersigned, it

being understood that the documents executed by

such attorney-in-fact on behalf of the

undersigned pursuant to this Power of Attorney

shall be in such form and shall contain such

terms and conditions as such attorney-in-fact

may approve in such attorney-in-fact's

discretion.

 The undersigned hereby grants to each

such attorney-in-fact full power and authority

to do and perform any and every act and thing

whatsoever requisite, necessary, or proper to

be done in the exercise of any of the rights

and powers herein granted, as fully to all

intents and purposes as the undersigned might

or could do if personally present, with full

power of substitution or revocation, hereby

ratifying and confirming all that such

attorney-in-fact, or such attorney-in-fact's

substitute or substitutes, shall lawfully do or

cause to be done by virtue of this power of

attorney and the rights and powers herein

granted.  The undersigned acknowledges that the

foregoing attorneys-in-fact, in serving in such

capacity at the request of the undersigned, are

not assuming, nor is the Company assuming, any

of the undersigned's responsibilities to comply

with Section 16 of the Securities Exchange Act

of 1934.

 This Power of Attorney shall remain in

full force and effect until the undersigned is

no longer required to file Forms 3, 4, and 5

with respect to the undersigned's holdings of

and transactions in securities issued by the

Company, unless earlier revoked by the

undersigned in a signed writing delivered to

the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has

caused this Power of Attorney to be executed as

of this 13th day of April, 2005.

/s/ Anna Reilly Cullinan

Anna Reilly Cullinan